EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation	Investor Relations
18400 Von Karman, Suite 1000 Irvine, CA 92612	Patti Dodge, Executive Vice President Carrie Marrelli, Vice President	(949) 224-5719 (949) 224-5745

(800) 967-7623	Amanda Fowler, Assistant Vice President (949) 862-7647

(949) 440-7030 www.ncen.com	Media Relations

	Laura Oberhelman, Director	(949) 255-6716

NEW CENTURY FINANCIAL CORPORATION TO RESTATE FINANCIAL STATEMENTS FOR THE QUARTERS ENDED
MARCH 31, JUNE 30 AND SEPTEMBER 30, 2006

Irvine, Calif., February 7, 2007, New Century Financial Corporation (NYSE: NEW), a real estate investment trust (REIT), today announced that it will restate its consolidated financial results for the quarters ended March 31, June 30 and September 30, 2006 to correct errors the company discovered in its application of generally accepted accounting principles regarding the company’s allowance for loan repurchase losses.

The company establishes an allowance for repurchase losses on loans sold, which is a reserve for expenses and losses that may be incurred by the company due to the potential repurchase of loans resulting from early-payment defaults by the underlying borrowers or based on alleged violations of representations and warranties in connection with the sale of these loans. When the company repurchases loans, it adds the repurchased loans to its balance sheet as mortgage loans held for sale at their estimated fair values, and reduces the repurchase reserve by the amount the repurchase prices exceed the fair values. During the second and third quarters of 2006, the company’s accounting policies incorrectly applied Statement of Financial Accounting Standards No. 140 – Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Specifically, the company did not include the expected discount upon disposition of loans when estimating its allowance for loan repurchase losses.

In addition, the company’s methodology for estimating the volume of repurchase claims to be included in the repurchase reserve calculation did not properly consider, in each of the first three quarters of 2006, the growing volume of repurchase claims outstanding that resulted from the increasing pace of repurchase requests that occurred in 2006, compounded by the increasing length of time between the whole loan sales and the receipt and processing of the repurchase request.

Importantly, the foregoing adjustments are generally non-cash in nature. Moreover, the company had cash and liquidity in excess of $350 million at December 31, 2006.

Although the company’s full review of the legal, accounting and tax impact of the restatements is ongoing, at this time the company expects that, once restated, its net earnings for each of the first three quarters of 2006 will be reduced.

In light of the pending restatements, the company’s previously filed condensed consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006 and all earnings-related press releases for those periods should no longer be relied upon. The company expects to file amended Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006 as soon as practicable, with a goal to file by March 1, 2007. The company also expects that the errors leading to these restatements constitute material weaknesses in its internal control over financial reporting for the year ended December 31, 2006. However, the company has taken significant steps to remediate these weaknesses and anticipates remediating them as soon as practicable.

The company’s fourth quarter and full-year 2006 earnings announcement, originally scheduled for February 8, 2007, has been postponed to an undetermined future date, which will follow the company’s filing of its amended Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006.

Fourth Quarter 2006 Developments

The increasing industry trend of early-payment defaults and, consequently, loan repurchases intensified in the fourth quarter of 2006. The company continued to observe this increased trend in its early-payment default experience in the fourth quarter, and the volume of repurchased loans and repurchase claims remains high.

In addition, the company currently expects to record a fair value adjustment to its residual interests to reflect revised prepayment, loss and discount rate assumptions with respect to the loans underlying these residual interests, based on indicative market data. While the company is still determining the magnitude of these adjustments to its fourth quarter 2006 results, the company expects the combined impact of the foregoing to result in a net loss for that period.

Today’s Conference Call and Webcast Information

The company will host a listen-only conference call today at 3:00 p.m. PST to review this announcement. To listen to the call, dial (800) 573-4840 or (617) 224-4326 and use passcode 20268145. A replay of the call will be available from 8:00 p.m. PST today through 12:00 p.m. PST on February 21, 2007. The replay number is (888) 286-8010 or (617) 801-6888 and the passcode is 57729403. Additionally, the call will be webcast live and archived on the Investor Relations section of the company’s Web site at www.ncen.com.

About New Century Financial Corporation

Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust, providing mortgage products to borrowers nationwide through its operating subsidiaries, New Century Mortgage Corporation and Home123 Corporation. The company offers a broad range of mortgage products designed to meet the needs of all borrowers.  New Century is committed to serving the communities in which it operates with fair and responsible lending practices.  To find out more about New Century, please visit .

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the company’s expectation that, once restated, its net earnings for each of the three quarters of 2006 will be reduced; (ii) the company’s expectation that it will file amended Quarterly Reports of Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006 as soon as practicable; (iii) the company’s expectation that the errors leading to the restatements constitute material weaknesses in the company’s internal control over financial reporting for the year ended December 31, 2006; (iv) the company’s expectation that it will remediate the material weaknesses in its internal control over financial reporting as soon as practicable; (v) the company’s current expectation to record a fair value adjustment to its residual interests to reflect revised prepayment, loss and discount rate assumptions with respect to the loans underlying these residual assets, based on indicative market data; and (vi) the company’s expectation that the impact of the increased trend in its early-payment default experience in the fourth quarter and the company’s fair value adjustment to its residual interests will result in a net loss for the fourth quarter of 2006. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the outcome of the company’s full review of the legal, accounting and tax impact of the pending restatements; (ii) the condition of the U.S. economy and financial system; (iii) the interest rate environment; (iv) the effect of increasing competition in the company’s sector; (v) the condition of the markets for whole loans and mortgage-backed securities; (vi) the stability of residential property values; (vii) the company’s ability to comply with the requirements applicable to REITs; (viii) the impact of more vigorous and aggressive enforcement actions by federal or state regulators; (ix) the company’s ability to grow its loan portfolio and the performance of the loans in the company’s loan portfolio; (x) the company’s ability to continue to maintain low loan acquisition costs; (xi) the potential effect of new state or federal laws and regulations; (xii) the company’s ability to maintain adequate credit facilities to finance its business; (xiii) the outcome of litigation or regulatory actions pending against the company; (xiv) the company’s ability to adequately hedge its residual values, cash flows and fair values; (xv) the accuracy of the assumptions regarding the company’s repurchase allowance and residual valuations, prepayment speeds and loan loss allowance; (xvi) the assumptions underlying the company’s risk management practices; (xvii) the ability of the servicing platform to maintain high performance standards; and (xviii) the execution of its forward loan sales commitments. Additional information on these and other factors is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other periodic filings of the company with the Securities and Exchange Commission. The company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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